Exhibit 6.1

LAS VEGAS RAILWAY EXPRESS, INC.
2015 INCENTIVE STOCK OPTION PLAN

 1.   PURPOSE. The purpose of the LAS VEGAS RAILWAY EXPRESS, INC. 2015 Incentive Stock Option Plan is to provide a means whereby LAS VEGAS RAILWAY EXPRESS, INC. may attract and retain persons of ability and motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries if any
 2.    DEFINITIONS.
            (a) "Board" shall mean the Board of Directors of the Company.
            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include any provision successor thereto.
            (c) "Committee" shall mean the administrative committee appointed pursuant to Section 3.
            (d) "Company" shall mean LAS VEGAS RAILWAY EXPRESS, INC., a Delaware corporation.
             (e) "Employee" shall mean an employee as defined in accordance with Treasury Regulation Section 1.421-7(h)(1).
             (f) "Incentive Option" shall mean an option to purchase shares of Stock, subject to the terms and conditions described in the Incentive Plan, which is an incentive stock option within the meaning of Code Section 422.
             (g) "Incentive Plan" shall mean the LAS VEGAS RAILWAY EXPRESS, INC. 2015 Incentive Stock Option Plan.
             (h) "Participant" shall mean an employee of the Company or any Subsidiary who is designated to receive Incentive Options pursuant to Section 3.
             (i)  "Stock" shall mean the Company's $.0001 par value common stock.
             (j) "Subsidiary" shall mean a subsidiary corporation as defined in Code Section 424(f).
3.   ADMINISTRATION. The Incentive Plan shall be administered by the Committee, consisting of at least two members, who shall be members of the Board, appointed by and holding office as Committee members at the pleasure of the Board. Subject to the provisions of the Incentive Plan, the Committee shall have the power to (a) determine and designate from time to time those Employees who perform services for the Company or for any Subsidiary who shall be Participants in the Incentive Plan and the number of shares of Stock to be subject to the Incentive Options to be granted to each Participant; provided, however, that no Incentive Option shall be granted after the expiration of the period of 5 years from the effective date of the Incentive Plan specified in Section 9; (b) authorize the granting of Incentive Options to Participants; and (c) determine the time or times and the manner when each Incentive Option shall be exercisable and the duration of the exercise period.

 For all purposes of the Incentive Plan, the fair market value of the Stock shall be determined in good faith by the Committee by applying the rules and principles of valuation set forth in Treasury Regulations Section 20.2031-2, relating to the valuation of stocks and bonds for purposes of Code Section 2031.
 The Committee may interpret the Incentive Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Incentive Plan, and make such other determinations and take such other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which a Participant is on military or on an approved leave of absence from the Company or a Subsidiary as a period of service of such Participant with the Company or a Subsidiary, as the case may be, for purposes of accrual of such Participant's rights under the Incentive Options. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. Any action reduced to writing and signed by all members of the Committee shall be as fully effective as if it had been taken by vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Incentive Plan or the Incentive Options.
 4.  BENEFITS AVAILABLE UNDER THE INCENTIVE PLAN. The benefits provided by Incentive Plan to Participants are Incentive Options. Incentive Options may be granted by the Company from time to time for all Participants to acquire up to an aggregate of One Billion shares of Stock, subject to adjustment as provided in Paragraph 5(i). The shares to be delivered upon exercise of Incentive Options shall be made available, at the discretion of the Board, either from authorized but unissued shares of Stock or from Stock reacquired by the Company, including shares purchased in the open market. If any Incentive Option terminates, expires or is canceled with respect to any shares of Stock, new Incentive Options may thereafter be granted covering such shares.
 5.  TERMS AND CONDITIONS. Each Incentive Stock Option shall be evidenced by an agreement (the "Agreement"), in a form approved by the Committee, which shall be signed by an officer of the Company and the Participant receiving the Incentive Stock Option, and which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:
          (a)  PERIOD. Each Agreement shall specify that the Incentive Stock Option thereunder is granted for a period not to exceed 5 years (the "Option Period") and shall provide that the Incentive Option shall expire at the end of such period.

          (b)  OPTION PRICE. The price per share at which an Incentive Stock Option may be exercised (the "Option Price") shall be determined by the Committee at or prior to the time the Incentive Stock Option is granted, but shall be at least equal to $0.0001 value per share at the time the Incentive Stock Option is granted.
          (c)  EXERCISE OF OPTION. In order to exercise Incentive Stock Options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of Incentive Stock Options. This required documentation shall be accompanied by payment for the shares as provided in Paragraph 5(e). Options may be exercised at such time or times as may be determined by the Committee at the time of grant, subject to the provisions of this Section 5, including the following limitations: no part of any Incentive Stock Option may be exercised until the Participant holding the Incentive Stock Option shall have performed services for the Company or for a Parent or Subsidiary for such period after the date on which the Incentive Stock Option is granted as the Committee may specify in the Agreement; provided, however, that, although an Incentive Stock Option may provide for earlier exercise, the Incentive Stock Option shall be exercisable at any given time pursuant to the Incentive Stock Option.
          (d)  TEN-PERCENT OWNERS. Notwithstanding the provisions of Paragraphs 5(b) and 5(c), the following terms and conditions shall apply to Incentive Stock Options granted to a "ten-percent owner." For this purpose, a "ten-percent owner" shall mean a Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary. With respect to a ten-percent owner: (1) the price at which shares of stock may be purchased under the Incentive Stock Option shall not be less than $0.0001; and (2) the period during which the Incentive Stock Option may be exercised shall expire not later than 5 years from the date the Incentive Option is granted.
          (e) PAYMENT OF OPTION PRICE. The Option Price of the Stock transferred to a Participant pursuant to the exercise of an Incentive Option shall be paid to the Company at the time of delivery of notice of exercise: (1) in cash; (2) with previously acquired Stock having a fair market value equal to the Option Price; or (3) with cash and previously acquired Stock having a fair market value which together with the cash is equal to the Option Price.
          (f)  LIMITATION ON THE VALUE OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined at the time an option is granted) of the Stock with respect to which Incentive Stock Options described in Code Section 422(b) are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Parent and any Subsidiary) shall not exceed $0.0001.

          (g)  EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. If a Participant holding Incentive Stock Options shall terminate employment by the Company and its Subsidiaries because of death, or shall die within three months of termination of employment by the Company and its Subsidiaries, the Incentive Stock Options held by the Participant may be exercised, to the extent that the Participant was entitled to do so at the date of termination of employment, by the person or persons to whom the Participant's rights under the Incentive Stock Options pass by will or applicable law, or if no such person has such rights, by the Participant's executors or administrators, at any time, or from time to time, within one year after the date of such termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a). If a Participant's employment by the Company, its Parent and Subsidiaries shall terminate for any reason other than death, Incentive Options held by such Participant may be exercised, to the extent the Participant was entitled to do so at the date of termination of employment, at any time, or from time to time, within three months after the date of termination of employment, but in no event later than the expiration date determined pursuant to Paragraph 5(a).
          (h)  NON-TRANSFERABILITY. No Incentive Stock Option granted under the Incentive Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Participant under the Incentive Stock Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Participant, Incentive Stock Options shall be exercisable only by the Participant who received them.
          (i)  INVESTMENT REPRESENTATION. Each Agreement shall contain a provision that, upon demand by the Company for such a representation, the Participant holding the Incentive Stock Options (or any person acting under Paragraph 5(g)) shall deliver to the Company at the time of any exercise of any Incentive Stock Options a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of Incentive Stock Options and prior to the expiration of the Option Period shall be a condition precedent to the right of the Participant or such other person to acquire any shares.
(j)  ADJUSTMENTS IN EVENT OF CHANGE IN STOCK. In the event of any change in the stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the stock, the number and class of shares which thereafter may be acquired under the Incentive Stock Plan, the number and class of shares subject to outstanding Agreements, the Option Price per share thereof, and any other terms of the Incentive Stock Plan or the Agreements which in the Committee's sole discretion require adjustment (including, without limitation, relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of the Incentive Stock Options) shall be appropriately adjusted consistent with such change in such manner as the Committee may deem appropriate.

(k) NO RIGHTS AS STOCKHOLDER. No Participant shall have any rights as a stockholder with respect to any shares subject to Incentive Stock Options prior to the date of issuance to the Participant of a certificate or certificates for such shares.
            (l)  NO RIGHTS TO CONTINUED EMPLOYMENT. Neither the Incentive Stock Plan nor any Incentive Stock Options granted under the Incentive Plan shall not confer upon any employee any right with respect to continuance of employment by the Company or any Parent or Subsidiary, nor shall they interfere in any way with the right of the Company or any Parent or Subsidiary for which a Participant performs services to terminate such employment at any time.
 (m)  ARRANGEMENT FOR TAX PAYMENT. Each Agreement shall contain a provision that the Participant shall agree to make any arrangements required by the Committee to insure that the amount of tax required to be withheld by the Company or a Subsidiary as a result of the exercise of Nonqualified Options is available for payment.

             (n)  CERTAIN CORPORATE TRANSACTIONS. Each Agreement shall provide that nothing in the Incentive Stock Plan or the Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Stock outstanding immediately prior to the merger remain outstanding and unchanged), the Participant shall be entitled to receive, at the time the Incentive Stock Option or portion thereof would otherwise become exercisable and upon payment of the Option Price, the same shares of stock, cash or other consideration received by stockholders of the Company in accordance with such merger, consolidation, sale or transfer of assets, liquidation or dissolution.
 6.   COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Incentive Stock Plan, the grant and exercise of Incentive Stock Options under the Incentive Stock Plan, and the obligation of the Company to transfer shares under these Incentive Stock Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Participants, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, where such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of 1. Such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

 7.  CERTAIN DISPOSITIONS. All Incentive Stock Options shall provide that if the Participant makes a disposition, within the meaning of Code Section 424(c), of any shares of Stock transferred upon exercise of an Incentive Stock Option within 6 months from the date of the granting of the Incentive Option after the transfer of the shares of Stock to the Participant pursuant to the exercise of the Incentive Option, the Participant does not Have to notify shall notify the Company of the disposition but must comply with all filings as required by the SEC.
  8.  AMENDMENT AND DISCONTINUANCE. The Board may from time to time amend, suspend or discontinue the Incentive Plan; provided, however, that, subject to the provisions of Paragraph 5(i), no action of the Board, or any committee thereof, may (a) increase the number of shares reserved for options pursuant to Section 4 without approval of the stockholders of the Company, (b) permit the granting of any Incentive Stock Option at an Option Price less than that determined in accordance with Paragraph 5(b), (c) permit the granting of Incentive Stock Options which expire beyond the period provided for in Paragraph 5(a), or (d) make any material change in the class of eligible Employees as defined in the Incentive Plan.
 9.  COMPLIANCE WITH RULE 16 (b)(3) OF THE SECURITIES EXCHANGE ACT OF 1934.
(a) The Incentive Stock Plan is intended to comply with all applicable conditions of Rule 16 (b)(3) under the Securities Exchange Act of 1934, as amended, or any successor rule; (b) all transactions involving insider Participants are subject to such conditions, regardless of whether the conditions are expressly set forth in the Incentive Plan; and (c) any provision of the Incentive Stock Plan or action by the Committee that is contrary to a condition of Rule 16(b)(3) shall not apply to insider-participants.
 10.  EFFECTIVE DATE. The effective date of the Incentive Stock Plan shall be the earlier of the date the Incentive Stock Plan is adopted by the Board or the date it is approved by the stockholders of the Company.